Exhibit 99.3

MUTUAL RELEASE OF CLAIMS

THIS MUTUAL RELEASE OF CLAIMS (this “Agreement”) is made and entered into as of June 15, 2004 by and among (i) Ingalls & Snyder, LLC, a limited liability company organized under the laws of the State of New York; (ii) Ingalls & Snyder Value Partners, L.P., a limited partnership organized under the laws of the State of New York; (iii) Robert L. Gipson; (iv) Thomas O. Boucher, Jr., ((i) - (iv) collectively, the “Releasing Ingalls Parties”); (v) S. David Hillson; (vi) Marc E. Lanser; and (vii) Boston Life Sciences, Inc., a corporation organized under the laws of the State of Delaware (the “Company”).

RECITALS

WHEREAS, the Releasing Ingalls Parties and the Company have entered into a Settlement and Standstill Agreement dated as of the date hereof (the “Settlement Agreement”); and

WHEREAS, pursuant to the Settlement Agreement, the Releasing Ingalls Parties, S. David Hillson, Marc E. Lanser and the Company are required to enter into this Mutual Release of Claims with the intention of resolving and releasing certain claims between and among them.

NOW THEREFORE, for good and valuable consideration the receipt of which is acknowledged by all parties, the Releasing Ingalls Parties, Messrs. Hillson and Lanser and the Company agree as follows:

1. The Releasing Ingalls Parties do hereby release, remise, and forever discharge the Company, its affiliated entities, its present and former officers, directors, partners, employees, agents and attorneys, and the respective successors, heirs and assigns of each of the foregoing (the “Released Company Parties”), of and from any and all actions, causes of actions, suits, torts, damages, claims, demands, and liabilities whatsoever, of every name and nature, both at law and in equity, whether known or unknown (collectively “Claims”), that any of the Releasing Ingalls Parties now has or ever had against any of the Released Company Parties arising from or attributable to (i) the organization of FlouroPharma, Inc. (to the extent described in documents filed by the Company with the Securities and Exchange Commission or other documents provided to the Releasing Ingalls Parties, in any case prior to the date hereof) or (ii) the facts and circumstances forming the basis of the complaints, dated November 13, 2003 (the “First Action”), and December 31, 2003, filed by the Releasing Ingalls Parties in the Court of Chancery of the State of Delaware (the “Released Ingalls Claims”). Notwithstanding anything to the contrary in the preceding sentence, the Released Ingalls Claims do not, without limitation, include any Claims arising from or attributable to the Settlement Agreement or any securities of the Company owned by the Investors (excluding the right to assert any Released Ingalls Claim by virtue of the ownership of any such security) or any documents or instruments executed in connection with such ownership.

2. The Releasing Ingalls Parties do hereby release, remise, and forever discharge Colin B. Bier, S. David Hillson, Robert Langer, Marc E. Lanser and E. Christopher Palmer (the “Individuals”) of and from any and all Claims arising from or attributable to any act or failure to act as a director, officer, employee or consultant of the Company that any of the Releasing Ingalls Parties now has or ever had against any of them, except for Claims based on criminal fraud or theft committed by any such person. The Releasing Ingalls Parties also hereby covenant and agree not to initiate, commence, maintain, or cause to be maintained, in any capacity whatsoever (be it direct, derivative or representative), whether on their behalf or on behalf of others, or recommend or encourage another person to initiate, commence, maintain or cause to be maintained, any Claim against any of the Individuals based upon any Claim existing as of the date of this Agreement and arising from or attributable to any act or failure to act as a director, officer, employee or consultant of the Company, except for Claims based on criminal fraud or theft committed by any such person, provided that nothing herein shall restrict a person’s good faith actions taken in order to satisfy his fiduciary duties as a director of the Company.

3. The Company, S. David Hillson and Marc E. Lanser (the “Releasing Company Parties”), do hereby release, remise, and forever discharge the Releasing Ingalls Parties, their affiliated entities, their present and former officers, directors, partners, employees, agents and attorneys, and the respective successors, heirs and assigns of each of the foregoing (the “Released Ingalls Parties”), of and from any and all Claims that any of the Releasing Company Parties now has or ever had against any of the Released Ingalls Parties (the “Released Company Claims”) arising from or attributable to (i) the commencement or prosecution of the litigation referred to in clause (ii) of the first sentence of Section 1 above or (ii) actions by the Released Ingalls Parties in connection with their efforts to change the management of the Company, except for Claims based on criminal fraud or theft committed by any such person. Notwithstanding anything to the contrary in the preceding sentence, the Released Company Claims do not, without limitation, include any Claims arising from or attributable to the Settlement Agreement.

4. Promptly after the execution of this Agreement, the Releasing Ingalls Parties shall file or cause to be filed in the Court of Chancery of the State of Delaware a notice of dismissal with prejudice of all claims against the Released Company Parties asserted by the Releasing Ingalls Parties in the First Action. Prior to such filing, the proposed form of any such notice shall be submitted by the Releasing Ingalls Parties to the Company for approval, which approval shall not be unreasonably withheld.

5. This Mutual Release of Claims shall be construed and enforced in accordance with, and be governed by, the laws of the State of Delaware, and it may not be modified, amended or terminated, nor may the provisions hereof be waived, other than in a written instrument executed by all parties hereto. This Mutual Release of Claims may be executed in two or more counterparts (including by facsimile), which together shall comprise the same instrument.

[signature page follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Mutual Release of Claims as of the date first above written.

BOSTON LIFE SCIENCES, INC.

By:	/s/ MARC LANSER M.D.
Name:	Marc Lanser M.D.
Title:	President

/s/ S. DAVID HILLSON
S. DAVID HILLSON

/s/ MARC LANSER M.D.
MARC E. LANSER

INGALLS & SNYDER, LLC

By:	/s/ THOMAS O. BOUCHER, JR.
Name:	Thomas O. Boucher, Jr.
Title:	Managing Director

INGALLS & SNYDER VALUE PARTNERS, L.P.

By:	/s/ THOMAS O. BOUCHER, JR.
Name:	Thomas O. Boucher, Jr.
Title:	General Partner

/s/ ROBERT L. GIPSON
ROBERT L. GIPSON

/s/ THOMAS O. BOUCHER, JR.
THOMAS O. BOUCHER, JR.